UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2007

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

Issuance of $2.00 Billion of Notes

On May 15, 2007, Oracle Corporation (the “Issuer”) expects to consummate the sale of $1.0 billion aggregate principal amount of Floating Rate Notes due May 14, 2009 (the “May 2009 Notes”), and $1.0 billion aggregate principal amount of Floating Rate Notes due May 14, 2010 (the “May 2010 Notes” and together with the May 2009 Notes, the “Notes”), pursuant to an underwriting agreement dated May 10, 2007 between the Issuer and J.P. Morgan Securities Inc. The Notes will be issued pursuant to an Indenture dated as of January 13, 2006 among the Issuer (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A. (the “Original Trustee”), as amended by the First Supplemental Indenture dated as of May 9, 2007 among the Issuer, the Original Trustee and The Bank of New York Trust Company, N.A., as trustee for any and all securities issued thereunder subsequent to the date of such amendment (the “Trustee”), and an officers’ certificate (the “Officers’ Certificate”) issued pursuant thereto.

The material terms and conditions of the Notes are set forth in the Officers’ Certificate filed herewith as Exhibit 4.01 and incorporated by reference herein, and in the Indenture filed as Exhibit 4.01 to the Issuer’s Registration Statement filed on May 10, 2007 (Reg. No. 333-142796).

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.01	Form of Officers’ Certificate setting forth the terms of the Notes

5.01	Opinion of Davis Polk & Wardwell

23.01	Consent of Davis Polk & Wardwell (contained in Exhibit 5.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: May 14, 2007	By:	/s/ Daniel Cooperman
	Name:	Daniel Cooperman
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.01	Form of Officers’ Certificate setting forth the terms of the Notes

5.01	Opinion of Davis Polk & Wardwell

23.01	Consent of Davis Polk & Wardwell (contained in Exhibit 5.01)